                              HECLA MINING COMPANY
                            (a Delaware corporation)


                        6,500,000 Shares of Common Stock





                               PURCHASE AGREEMENT





Dated:_________, 1994




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                                               S&S/DRAFT
                                               3/13/94



                              HECLA MINING COMPANY
                            (a Delaware corporation)

                        6,500,000 Shares of Common Stock


                               PURCHASE AGREEMENT


                                         _________ __, 1994



MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
SALOMON BROTHERS INC

  As Representatives of the several Underwriters

c/o Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

         Hecla Mining Company, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 6,500,000 authorized but unissued shares of the Company's Common Stock, par value $0.25 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"). Such shares of Common Stock, aggregating 6,500,000 shares, are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such Underwriter. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of 975,000 additional shares of Common Stock to cover over-allotments. The aforesaid 6,500,000 shares of Common Stock (the "Initial Shares"), together with all or any part of the 975,000 additional shares of Common Stock subject to the option described in Section 2 (the "Option Shares"), are collectively herein called the "Shares." The Shares are more fully described in the Prospectus referred to below.





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
         You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Shares and that you have been authorized by the other Underwriters to execute this Agreement and the Price Determination Agreement referred to below on their behalf.

         The initial public offering price per share for the Shares and the purchase price per share for the Shares shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3
(Registration No. 33-[    ]) covering the registration of the Shares under the
Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or
(B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Price Determination Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the Price Determination Agreement, is herein called a





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"preliminary prospectus."  Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if the final prospectus first furnished to the Underwriters after the execution of the Price Determination Agreement for use in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriters for such use.

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective and the Price Determination Agreement has been executed and delivered.

         Section 1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Company meets the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, if any Option Shares are purchased, up to the Date of Delivery referred to below), (i) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (ii) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf





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
    of any Underwriter expressly for use in the Registration Statement or the Prospectus.

         (b) The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, except to the extent that a statement contained in the Prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes statements contained therein, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time (and, if any Option Shares are purchased, up to the Date of Delivery), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (c) The accountants who are reporting upon the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (d) This Agreement has been duly authorized, executed and delivered by the Company.

         (e) The consolidated financial statements and schedules included or incorporated by reference in the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial information included in the Prospectus under the captions "Summary Consolidated Financial Data," "Summary Condensed Pro Forma Combined Financial Information," "Selected Consolidated Financial Data," and "Condensed Pro Forma Combined Financial Information" and the respective related notes thereto, is fairly stated in all material respects in relation to the consolidated financial statements of the Company





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
    from which it was derived, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or otherwise incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (excluding such change, if any, caused by a decrease in the market price of gold, silver, lead or zinc), (ii) there have been no transactions material to the Company and its subsidiaries, considered as one enterprise, entered into by the Company or its subsidiaries, other than those in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described or incorporated by reference in the Registration Statement and the Prospectus and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification and in which the failure to so qualify could have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries, considered as one enterprise or on its earnings, affairs or business prospects.

         (h) Each of the following subsidiaries of the Company constitute a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations: the Kentucky-Tennessee Clay Company, CoCa Mines Inc. and Mountain West Bark Products, Inc. (the "Significant Subsidiaries"). Each Significant Subsidiary is a corporation duly





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
    organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except as otherwise provided in the Security Agreement dated January 25, 1993 (the "Security Agreement") entered into in connection with the Credit Agreement dated as of January 25, 1993, as amended on April 12, 1993, August 11, 1993 and November 9, 1993, among the Company and certain of its subsidiaries, and Mase Westpac Limited, for itself and as agent to the other banks thereto.

         (i) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" and "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to reservations, agreements or commitments referred to in the Registration Statement and the Prospectus), the Shares conform to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the Shares to be sold by the Company have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; the Shares (and Rights attached thereto (the "Rights")) conform to all statements relating thereto contained or incorporated by reference or incorporated by reference in the Registration Statement and the Prospectus prior to the Closing Time the Shares will have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; and all corporate action required to be taken





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
    for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

         (j) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery by the Company of this Agreement and the Price Determination Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any Significant Subsidiary or any bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease or other instrument to which the Company or a Significant Subsidiary is a party or by which it may be bound or, to the best of the Company's knowledge, any existing applicable law, administrative regulation, or court decree.

         (k) To the best of the Company's knowledge, except as described in the Prospectus, no labor disturbance by the employees of the Company exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any mining operation in which the Company has a material participation interest or principal smelter which the Company uses which might be expected to materially adversely affect the conduct of the business, operations, consolidated financial condition or consolidated income of the Company and its subsidiaries, considered as one enterprise.

         (l) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares and the consummation by the Company of the transactions contemplated by this Agreement.

         (m) Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, there is





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    no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary that is required to be disclosed in the Registration Statement or the Prospectus or which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or might reasonably be expected to materially and adversely affect the consummation of this Agreement and the transactions contemplated in this Agreement; the only pending legal or governmental proceedings to which the Company or any Significant Subsidiary is a party or of which any of its property is the subject which are not described in the Registration Statement or the Prospectus, or incorporated by reference therein, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise, and there are no contracts or other documents of the Company which would be required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been filed as exhibits thereto.

         (n) Except as described or incorporated by reference in the Registration Statement or the Prospectus, the Company and each Significant Subsidiary possesses those certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties, as the Company currently operates such properties, and conduct the business now operated by it, the absence of which might result in a material adverse change in the earnings, affairs, condition (financial or otherwise), business or prospects of the Company and its subsidiaries, considered as the enterprise, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorizations or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.





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
         (o) Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, and except as otherwise provided in the Security Agreement, the Company or a Significant Subsidiary has good and marketable title to, or valid and enforceable leasehold estates in or enforceable contractual rights in respect of the Major Properties (as defined below) in each case free and clear of all liens, encumbrances and defects other than those which do not affect the value of such properties, leasehold or contractual rights and do not interfere with the use made, or proposed to be made pursuant to duly authorized corporate action already taken by the Company, of such properties, leaseholds or contractual rights except as does not have a material adverse effect on the condition (financial or otherwise), earnings, affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. As used herein the term "Major Properties" means all real and personal property and all contractual rights (including, but not limited to, rights to participate in profits) described or referred to in the Registration Statement and the Prospectus or used by or useful to the Company in connection with the Republic gold mine, the Lucky Friday mine, the American Girl gold mine, the Oro Cruz gold project, the Greens Creek mine, the Grouse Creek gold project, the Rosebud gold project, the La Choya gold project, the Kentucky-Tennessee Clay Company, the K-T Feldspar Corporation, the Colorado Aggregate Company of New Mexico or Mountain West Bark Products, Inc.

         (p) The Company and its subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (q) Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or





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    otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (i) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws,
    (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (iii) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries and (iv) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its subsidiaries.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         (r) There are no holders of securities of the Company with currently exercisable registration rights to have any securities held thereby included in the offering contemplated by this Agreement, the Price Determination Agreement, the Registration Statement and the Prospectus.

         (s) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock or the Shares.

         Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

         Section 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share for the Initial Shares to be agreed upon by the Representatives and the Company in accordance with Section 2(b) or 2(c), and set forth in the Price Determination Agreement, the number of Initial Shares set forth opposite the name of such Underwriter.

         (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price per share for the Initial Shares and the purchase price per share for the Initial Shares to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

         (c) If the Company has elected to rely upon Rule 430A, the initial public offering price per share for the Initial Shares and the purchase price per share for the Initial Shares to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7, 8 and 9 shall remain in effect.

         (d) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth and the delivery and payment for the Initial Shares pursuant to this Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 975,000 Option Shares at the same purchase price per share as shall be applicable to the Initial Shares. The option hereby granted will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the Price Determination Agreement, and may be exercised, in whole or from time to time in part, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by you to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

         (e) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Wachtell, Lipton, Rosen & Katz, 51 W. 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. either (i) on the fifth full business day after the effective date of the Registration Statement, or (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of the Price Determination Agreement (unless, in either case, postponed pursuant to Section 11), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the offices of Wachtell, Lipton, Rosen & Katz set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

         (f) Certificates for the Initial Shares and Option Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Shares and Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

         (g) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. You, individually and not as a

Representative, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares, or Option Shares, to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

         Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give you notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any supplement to the Prospectus (including any prospectus to be filed pursuant to Rule 424(b) which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective and including documents deemed to be incorporated by reference in the Prospectus) whether pursuant to the 1933 Act or the 1934 Act, and will furnish you with copies of any such amendment or supplement a reasonable amount of time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or your counsel shall reasonably object.

         (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act) and signed copies of all consents and certificates of experts, as you may reasonably request.

         (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the date of the Price Determination Agreement), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the date of the Price Determination Agreement) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented) as such Underwriter may reasonably request.

         (e) The Company will comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

         (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be required for; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations, which need not be certified by independent public accountants unless required by the 1933 Act or the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

         (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

         (j) For a period of two years after the Closing Time, the Company will furnish to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

         (k) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

         (l) For a period of 180 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Shares, Common Stock or securities convertible into Common Stock, other than to the Underwriters pursuant to this Agreement and other than conversions of existing convertible securities, exchanges of Common Stock for existing convertible securities, exercises of any outstanding options or warrants, grants of Common Stock or options pursuant to plans described or incorporated by reference in the Prospectus, and pursuant to the Rights.

         (m) If applicable, the Company will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         (n) The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange.

         Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement and the Price Determination Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of this Agreement (including the Price Determination Agreement), the Shares and the Blue Sky Survey, (c) the delivery of the Shares to the Underwriters, including any stock transfer taxes payable upon the sale of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants and (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey; (f) the printing and delivery to the Underwriters of copies of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto; and (g) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the Shares.

         If this Agreement is terminated by you in accordance with the provisions of Section 5 or 10(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the general Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase pursuant to this Agreement (including any Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing
Time) are subject to the accuracy of the representations and warranties of the Company contained herein (including those contained in the Price Determination Agreement) or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; and at the Closing Time or any Delivery Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any "Blue Sky" or securities authority of any jurisdiction, and any request on the part of the Commission or any "Blue Sky" or securities authority of any jurisdiction for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) At the Closing Time, you shall have received a signed opinion of Michael B. White, General Counsel of the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described or incorporated by reference in the Registration Statement and the Prospectus;

              (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

             (iii) Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business;

              (iv) Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

               (v) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described or incorporated by reference in the Registration Statement and the Prospectus that are not described or incorporated as required, nor of any contracts or documents of a character required to be described or referred to or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or incorporated or filed as required;

              (vi) To the knowledge of such counsel, except as described in the Prospectus, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement;

             (vii) The execution and delivery of this Agreement, the Price Determination Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement and the Price Determination Agreement do not and will not result in any violation of the charter or by-laws of the Company or any of its subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) which could have a material adverse effect on the Company and its subsidiaries considered as one enterprise, or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties which could have a material adverse effect on the Company and its subsidiaries considered as one enterprise;

            (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the headings "Capitalization" and "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, agreements, commitments or the exercise of convertible securities referred to in the Registration Statement and the Prospectus);

              (ix) The Shares sold by the Company pursuant to the provisions of this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken;

               (x) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

              (xi) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except as provided in the Security Agreement; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the subsidiaries;

             (xii) Without such counsel having made a search of the title records with respect thereto, the Company has good and marketable title to, or valid and enforceable leasehold estates in, or enforceable contractual rights in respect of, the Major Properties, in each case free and clear of all liens, encumbrances and defects other than those set forth in the

         Security Agreement or referred to or incorporated by reference in the Registration Statement and the Prospectus and those which do not materially affect the value of such property, leaseholds or contractual rights and do not materially interfere with the use made, or proposed to be made pursuant to duly authorized corporate action already taken by the Company, of such property, leaseholds or contractual rights.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Idaho, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely.
Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (c) At the Closing Time you shall have received a signed opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

              (ii) To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

             (iii) Such counsel is not aware of any authorization, approval, consent or order of any agency, governmental authority or court, (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the securities or blue sky laws of the various states), that is required for the valid authorization, issuance, sale and delivery of the Shares;

              (iv) This Agreement (including the Price Determination Agreement) has been duly authorized, executed and delivered by the Company;

               (v) The certificates for each outstanding share of Common Stock also represent one Right per share; and the outstanding Rights have been duly authorized and validly issued under the Rights Agreement dated May 19, 1986, as amended (the "Rights Agreement");

              (vi) The sale and issuance of the Shares pursuant to this Agreement and the Price Determination Agreement have been duly authorized and all necessary corporate action relating to the issuance of the Shares has been taken;

             (vii) The Shares conform in all material respects as to legal matters to the description thereof in the Registration Statement and the Prospectus;

            (viii) The statements made in the Prospectus under the caption "Certain United States Tax Consequences For Non-U.S. Shareholders," to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

              (ix) Upon issuance and delivery of the Shares as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable and the holders thereof will not be subject to personal liability by reason of being such holders;

               (x) The Registration Statement (including the Rule 430A Information, if applicable) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations;

              (xi) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to comply as to form in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations;

             (xii) Such counsel have participated in the preparation of the Registration Statement and the Prospectus and are familiar with the documents incorporated by reference in the Registration Statement and the Prospectus, and have also participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and based on the foregoing, no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and of public officials.

         (d) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(b) and 5(c) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Shares sold by the Company, this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (excluding such change, if any, caused by a decrease in the market price of silver, gold, lead or zinc), whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Registration Statement or the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Registration Statement or the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President and the Secretary of the Company, dated as of the Closing Time, to such effect.

         (f) At the time that this Agreement is executed by the Company, you shall have received from Coopers & Lybrand a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the audited consolidated financial statements and the related consolidated financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published 1933 Act Regulations;

              (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Audit Committee of the Company's Board of Directors since January 1, 1994, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (A) at April 30, 1993 and at a specified date not more than five days prior to the date of this Agreement, there was any change in the Stockholders' equity of the Company or any decrease in the working capital or the consolidated assets of the Company or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest audited balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                     (B) for the period from January 1, 1994 to April 30, 1993 and for the period from May 1, 1993 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in revenues or increase in the total per share amounts of consolidated net loss, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

             (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Consolidated Financial Data included in the Registration Statement and the Prospectus, nothing has come to their attention that gives them reason to believe that the Selected Consolidated Financial Data included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

              (iv) they are unable to and do not express any opinion on the Condensed Pro Forma Combined Financial Information (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of such letter they have:

                        (A)  read the Pro Forma Statements;

                        (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements above comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                        (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

         on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statements included in the Registration Statement do not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and

               (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

         (g) At the Closing Time, you shall have received from Coopers & Lybrand a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

         (i) The Shares shall have been duly authorized for listing by the New York Stock Exchange, subject to official notice of issuance, on the date of the Price Determination Agreement.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

         Section 6. Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option granted in Section 2 hereof to purchase all or any of the Option Shares and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of their obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

         (b) At the Date of Delivery, the provisions of Sections 5(e)(i) through 5(e)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or a Vice President and the Secretary, of the Company, dated as of the Date of Delivery, to such effect.

         (c) At the Date of Delivery, you shall have received the favorable opinions of Michael B. White, General Counsel of the Company and Wachtell, Lipton, Rosen & Katz, special counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by Section 5(b) or 5(c), respectively.

         (d) At the Date of Delivery, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(d).

         (e) At the Date of Delivery, you shall have received a letter from Coopers & Lybrand, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to
    Section 5(f), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

         (f) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

         Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement and the Price Determination Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.

         Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the

Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (excluding such change, if any, caused by a decrease in the market price of silver, gold, lead or zinc), or
(ii) if there has occurred any material adverse change in the financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Idaho authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

         (c) This Agreement may also terminate pursuant to the provisions of
Section 2(c), with the effect stated in such Section.

         Section 11. Default by One of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Shares that it is obligated to purchase pursuant to this Agreement (the "Defaulted Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriter has not completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Shares does not exceed 10% of the total number of Initial Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

         (b) if the number of Defaulted Shares exceeds 10% of the total number of Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

         Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notice to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1201, Attention: Christopher Lynch, Director, and Salomon Brothers Inc, 8700 Sears Tower, Chicago, Illinois, 60606, Attention: R. Stribling Koster, Vice President, with a copy to Shearman & Sterling, 725 South Figueroa Street, 21st Floor, Los Angeles, California 90017, Attention: Brice T. Voran, Esq.; notices to the Company shall be directed to it at Hecla Mining Company, 6500 Mineral Drive, Coeur d'Alene, Idaho 83814-8788, Attention: Michael B. White, Vice President - General Counsel and Secretary, with a copy to Wachtell, Lipton, Rosen & Katz, 51 W. 52nd Street, New York, New York 10019, Attention:
David A. Katz, Esq.

         Section 13. Parties. This Agreement is made solely for the benefit of the Underwriters and the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of
Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of
Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the Underwriters of the Shares. All of the obligations of the Underwriters hereunder are several and not joint.

         Section 14. Governing Law and Time. This Agreement and the Price Determination Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

         Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                        Very truly yours,


                        HECLA MINING COMPANY


                        By
                          ----------------------
                          Name:
                          Title:



Confirmed and accepted as of
  the date first above written:

  For itself and as Representatives of
  the other Underwriters named in Schedule A


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated

  By
    ----------------------------
     Name:
     Title:
            Investment Banking Group


SALOMON BROTHERS INC

  By
    ----------------------------
     Name:
     Title:

                              HECLA MINING COMPANY
                            (a Delaware corporation)

                        6,500,000 Shares of Common Stock


                         PRICE DETERMINATION AGREEMENT


                                      ________ __, 1994

MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
SALOMON BROTHERS INC

  As Representatives of the several Underwriters

c/o Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

         Reference is made to the Purchase Agreement dated _______, 1994 (the

"Purchase Agreement") among Hecla Mining Company (the "Company") and the several Underwriters (the "Underwriters") for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc are acting as representatives (the "Representatives"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 6,500,000 shares (the "Initial Shares") of the Company's Common Stock, par value $0.25 per share, (the "Common Stock"). This Agreement is the Price Determination Agreement referred to in the Purchase Agreement.

         Pursuant to Section 2 of the Purchase Agreement, the undersigned agrees with the Representatives as follows:

         1.  The initial public offering price per share for the Initial Shares
    shall be $     .

         2.  The purchase price per share for the Initial Shares to be paid by
    the several Underwriters shall be $    , representing an amount equal to the
    initial public offering price set forth above, less $     per share.

         The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

         As contemplated by Section 2 of the Purchase Agreement, attached as Schedule A to such agreement is a complete list of the Underwriters, which shall be a part of this Agreement and the Purchase Agreement.

         This Agreement shall be governed by the laws of the State of New York.

         If the foregoing is in accordance with your understanding, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Purchase Agreement shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Purchase Agreement.

                        Very truly yours,

                        HECLA MINING COMPANY


                          By
                            -----------------------
                            Name:
                            Title:

Confirmed and accepted as of
  the date first above written:

  For itself and as Representatives of the other Underwriters named in Schedule A attached to the Purchase Agreement

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated


  By
     ---------------------------
     Name:
     Title:
            Investment Banking Group

SALOMON BROTHERS INC


  By
     ----------------------------
     Name:
     Title:

                                   SCHEDULE A



                                   Number of
                                 Initial Shares
         Underwriter             to Be Purchased


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................

Salomon Brothers Inc....................





                      Total................      6,500,000





                                      -3-